THE
  GOLDFIELD
  C O R P O R A T I O N

  100 RIALTO PLACE, SUITE 500             TELEPHONE    407 724-1700
  MELBOURNE, FLORIDA  32901               FAX          407 724-1703


  September 20, 1999



  Mr. John H. Sottile
  100 Rialto Place - Suite 500
  Melbourne, FL  32901

  Dear Mr. Sottile:

  Pursuant to a Resolution of the Board of Directors of The Goldfield Corporation ("Goldfield"), adopted on January 15, 1985, Goldfield entered into an Employment Agreement with you. Subsequent amendments to this Resolution, the last dated September 15, 1995, have extended this Employment Agreement until December 31, 2005.

  The Board of Directors, on September 20, 1999 agreed to amend your Employment Agreement as follows:

     1.  Extend the term of your Employment Agreement until December 31,
         2009.

     2.  Amend Paragraph 10 to said Employment Agreement to read as follows:

          10.  Termination of Employment:   Goldfield may terminate
          your employment at any time upon thirty (30) days written notice to you; provided, however, that in the event Goldfield terminates your employment, Goldfield shall pay you within ten
          (10) days of such notice of termination an amount equal to the cash salary that you would have received in the absence of such termination from the date of such termination through December 31, 2009, and shall on the date of such termination commence payment of any retirement benefits.

  You and Goldfield agree that in the event of termination pursuant to this section, payment of the sums prescribed above shall constitute liquidated damages hereunder, and Goldfield shall have no further obligations to you under this letter agreement and you shall have no further obligations to Goldfield under this letter agreement.

  Sincerely,

  THE GOLDFIELD CORPORATION

                                                       Agreed to and accepted:

  By:   /s/                                            /s/
        Stephen R. Wherry, Vice President              John H. Sottile

  SRW/ps